Structured Equity Investment

JPMorgan                                                                       0

The discussion contained in the following pages is for educational and illustrative purposes only.  The final terms of securities offered by JPMorgan Chase & Co. may be different from those set forth in any illustrative investment ideas contained herein and any such final terms will depend on, among other things, market conditions on the applicable pricing date for such securities.  Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicated
returns, performance or results, whether historical or hypothetical, will be achieved.  Investment ideas are subject to change, and JPMorgan undertakes no duty to update these materials, including any investment ideas, or to supply corrections.  This material shall be amended, superseded and replaced in its entirety by a subsequent preliminary or final term sheet and/or pricing supplement, and the documents referred to therein, which will be filed with the Securities and Exchange Commission, or SEC. In the final event of any inconsistency between the materials presented in the following pages and any such preliminary or final term sheet or pricing supplement, such preliminary or final term sheet or pricing supplement shall govern.

In the event that JPMorgan Chase & Co. were to offer structured products and you were to purchase any such securities, JPMorgan Chase & Co. and each of its affiliates participating in such distribution, if any, will not act as a financial advisor or a fiduciary to, or an agent of, you or any other person with respect to any offering of such securities (including in connection with determining the terms of the offering).  Additionally, neither JPMorgan Chase & Co. nor any of its affiliates will act as adviser to you or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  In connection with any offering of structured products by JPMorgan Chase & Co., you shall consult with your own advisors concerning such matters and shall be responsible for making your own independent investigation and appraisal of any such transactions, and JPMorgan Chase & Co. and its affiliates shall have no responsibility or liability to you with respect thereto.

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Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or
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for any offerings to which these materials relate.  Before you invest in any offering of securities by
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reserved)). These materials, or any part thereof, may not be reproduced, distributed or transmitted to any other person or incorporated in any way into another document without the prior written consent of
JPMorgan Chase & Co.

JPMorgan                                                                       1

o Role of Structured Equity
o Structures for Implementation

JPMorgan                                                                       2

Sample tactical equity positioning

Source: JPMorgan Securities Inc.
*The G7 countries are: United Kingdom, United States, France, Canada, Italy, Japan and Germany
** Provides a specified level of capital protection at maturity, which level may be less than 100%
***Provides a degree of downside protection to a specified level on the underlying
****Leveraged return (for example two times the return) of the underlying up to a cap; no capital protection

JPMorgan                                                                       3

U.S. equities have provided an annual return of 10% over the very long term;
however, returns vary significantly over shorter time periods

Note: Past performance does not guarantee future results. The returns shown above do not reflect investment in any particular vehicle; market indices cannot be invested in directly.

Source: Ibbotson

JPMorgan                                                                       4

An investor can use structured equity to help diversify the sources of alpha

Sample strategic asset allocation for balanced portfolios*
                         Different styles within large cap equities*

Source: JPMorgan Private Client Services

*Important: the asset allocation model above is general in nature. Investors should determine the asset allocation appropriate for them based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs.

JPMorgan                                                                       5

Structured Equity can be tailored to potentially optimize returns in single digit growth equity markets

Investors can sacrifice potential upside in exchange for protection



Leveraged Returns
Protection
P/L on Investment
40
30
20
10
0
-10
-20
-30
-30
-20
-10
0
10
20
30
40
Market Appreciation

- Structure specific investment characteristics for a particular market view
- Sacrifice upside returns that are believed to be unlikely in exchange for a degree of downside protection
- Investments designed for rangebound market view - can provide a degree of downside risk protection, leverage any returns and may pay return even if markets are flat

Limit upside, add leverage and downside protection

From July 2003 – December 2005



JPM Structured Equity[1]
S&P 500[1]
Return
30%
25%
20%
15%
10%
5%
0%
3%
5%
7%
9%
Risk

- Strategies with downside protection have reduced volatility by 50%
- Capped strategies will trade away upside to reduce portfolio volatility

1. Chart incorporates all Buffered Return Equity Notes offered to JPMorgan clients. The analysis above incorporates all BREN structured investments offered by us and linked only to the S&P 500 since July 2003 and that have either matured or for which at least 6 months of market-to-market values are available. Total returns are holding period returns for matured structures and non-annualized market-to-market gains/losses on outstanding structures. All structure returns are as of December 2005 and are shown net of fees. Volatility of all structures are calculated using annualized structure monthly market-to-market values. Comparable indices returns and volatility uses all S&P 500 data based on the exact holding period of individual structures. **Past performance is no guarantee of future results; results for time period indicated may not be representative of results for other periods.**

Important: the examples above are provided for illustrative purposes only. Not all investments are suitable for all investors. Investors should analyze products based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs.

6

Different strategies can be appropriate in different time periods

          2003                               2004                          2005
Optimal Strategy for market     Optimal Strategy for market      Optimal Strategy for market
view: Directional Strategies    view: Range-bound Strategies     view: Range-bound Strategies

Important: the strategies above are provided for illustrative purposes only.
Not all investments are suitable for all investors. Investors should analyze the described products based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs.

JPMorgan                                                                       7

o    Role of Structured Equity
o    Structures for Implementation

JPMorgan                                                                       8

Sample Structure Provided for Illustrative Purposes Only

S&P 500 Return Enhanced Note
Provides leveraged upside up to a cap

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Selected Purchase Considerations
o    Appreciation potential-The notes provide the opportunity to enhance equity returns by multiplying a positive return on the underlying index by two, up to the maximum total return.

o    Potential capital gains treatment*
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Selected Risk Considerations
o    Your investment in the notes may result in a loss
o    Certain built-in costs are likely to adversely affect the value of the notes prior to maturity
o    No interest or dividend payments or voting rights
o    Any liquidity provided at sole discretion of JPMorgan
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Terms
Underlying index           S&P 500
Upside leverage factor     2x up to Cap
Cap on Index               7.20%
Maximum potential return   14.40%
Maximum potential loss     100%
Maturity                   12 months
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*This material is distributed with the understanding that JPMorgan is not rendering accounting, legal or tax advice. The notes are complex instruments, and the tax law applicable to them is unclear; you should consult your own tax adviser before investing in the notes.
Products may not be suitable for all individual investors and are subject to investment risks.

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Return enhanced note versus cash investment in portfolio payoff at maturity
(assuming $100 initial investment)

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*You may lose some or all of your investment, for example, a 100% index depreciation will result in a loss of 100% of initial investment.

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Ending         Index        Total Return on
Index          Return            Notes
Level

140.00          40.00%            14.40%
130.00          30.00             14.40
120.00          20.00             14.40
107.20           7.20             14.40
105.00           5.00             10.00
103.50           3.50              7.00
102.50           2.50              5.00
100.00           0.00              0.00
-90.00         -10.00            -10.00
-80.00         -20.00            -20.00
-60.00         -40.00            -40.00
  0.00        -100.00           -100.00
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Payment at Maturity:
o    If the average of the underlying closing index levels on the relevant date is greater than the closing index level on the pricing date for the notes, you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment of two times the return of the underlying index, subject to a Maximum Total Return on the note of
     14.4%.
o    Your investment will be fully exposed to any decline in the underlying index. If the underlying index declines during the relevant measurement period, you will lose 1% of the principal amount of your notes for every
     1% that the index declines.

JPMorgan                                                                       9

Sample Structure Provided for Illustrative Purposes Only

S&P 500 Buffered Return Enhanced Note
Defined amount of downside protection with leveraged upside up to a cap

-------------------------------------------------------------------------------
Selected Purchase Considerations

o    Appreciation potential-The notes provide the opportunity to enhance equity returns by multiplying a positive return on the underlying index by two, up to the maximum total return.
o    Limited protection against loss-Payment at maturity of the principal amount of the notes is protected against a decline in the underlying index during the relevant measurement period of up to 10%.
o    Potential capital gains tax treatment*
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-------------------------------------------------------------------------------
Selected Risk Considerations
o    Your investment in the notes may result in a loss
o    Your maximum gain on the notes is limited to the maximum total return.
o    Certain built-in costs are likely to adversely affect the value of the notes prior to maturity
o    No interest or dividend payments or voting rights
o    Any liquidity provided at sole discretion of JPMorgan
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Terms
Underlying index              S&P 500
Upside leverage factor        2x up to Cap
Buffer amount                 10%
Downside leverage factor      1.1111
Maximum potential gain        15.60%
Maximum potential loss        100%
Term 18 months
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*This material is distributed with the understanding that JPMorgan is not rendering accounting, legal or tax advice. The notes are complex instruments, and the tax law applicable to them is unclear; you should consult your own tax adviser before investing in the notes.
Products may not be suitable for all individual investors and are subject to investment risks.

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Buffered return enhanced note versus cash investment in portfolio payoff at maturity (assuming $100 initial investment)
-------------------------------------------------------------------------------
*You may lose some or all of your investment, for example, a 100% index depreciation will result in a loss of 100% of initial investment.

-------------------------------------------------------------------------------
Ending           Index      Total Return on
Index            Return         Notes
Level

140.00           40.00%          15.60%
130.00           30.00           15.60
120.00           20.00           15.60
107.80            7.80           15.60
105.00            5.00           10.00
103.50            3.50            7.00
102.50            2.50            5.00
100.00            0.00            0.00
-90.00          -10.00            0.00
-80.00          -20.00          -11.11
-60.00          -40.00          -33.33
  0.00         -100.00         -100.00
-------------------------------------------------------------------------------

Payment at Maturity:
o    If the average of the underlying closing index levels on the relevant dates is greater than the closing index level on the pricing date for the notes, you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment of twice the index return, subject to a Maximum Total Return on the note of 22.30%.
o    Your principal is protected up to a 10% decline in the underlying index.
o    If the underlying index declines by more than 10%, you will lose 1.1111%
     of the principal amount of your notes for every 1% that the index declines beyond 10%.

JPMorgan                                                                      10

Sample Structure Provided for Illustrative Purposes Only

Nikkei 225 Buffered Return Enhanced Note
Defined amount of downside protection with leveraged upside up to a cap

-------------------------------------------------------------------------------
Selected Purchase Considerations
o    Appreciation potential-The notes provide the opportunity to enhance equity returns by multiplying a positive return on the underlying index by two, up to the maximum total return.
o    Limited protection against loss-Payment at maturity of the principal amount of the notes is protected against a decline in the underlying index during the relevant measurement period of up to 10%.
o    Potential capital gains tax treatment*
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Selected Risk Considerations
o    Your investment in the notes may result in a loss
o    Your maximum gain on the notes is limited to the maximum total return.
o    Certain built-in costs are likely to adversely affect the value of the notes prior to maturity
o    No interest or dividend payments or voting rights
o    Any liquidity provided at sole discretion of JPMorgan
o    No direct exposure to fluctuations in foreign exchange rates
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Terms
Underlying index         Nikkei 225
Currency                 USD
Upside leverage factor   2x up to Cap
Buffer amount            10%
Downside leverage factor 1.1111
Maximum potential gain   22.30%
Maximum potential loss   100%
Term 12      months
-------------------------------------------------------------------------------
*This material is distributed with the understanding that JPMorgan is not rendering accounting, legal or tax advice. The notes are complex instruments, and the tax law applicable to them is unclear; you should consult your own tax adviser before investing in the notes.

     Products may not be suitable for all individual investors and are subject to investment risks.

-------------------------------------------------------------------------------
Buffered return enhanced note versus cash investment in portfolio payoff at maturity (assuming $100 initial investment)
-------------------------------------------------------------------------------
*You may lose some or all of your investment, for example, a 100% index depreciation will result in a loss of 100% of initial investment.

-------------------------------------------------------------------------------
Ending         Index         Total Return on
Index          Return              Notes
Level

140.00          40.00%          22.30%
130.00          30.00           22.30
120.00          20.00           22.30
111.15          11.15           22.30
105.00           5.00           10.00
103.50           3.50            7.00
102.50           2.50            5.00
100.00           0.00            0.00
-90.00         -10.00            0.00
-80.00         -20.00          -11.11
-60.00         -40.00          -33.33
  0.00        -100.00         -100.00
-------------------------------------------------------------------------------
Payment at Maturity:
o    If the average of the underlying closing index levels on the relevant dates is greater than the closing index level on the pricing date for the notes, you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment of twice the index return, subject to a Maximum Total Return on the note of 22.30%.
o    Your principal is protected up to a 10% decline in the underlying index.
o    If the underlying index declines by more than 10%, you will lose 1.1111%
     of the principal amount of your notes for every 1% that the index declines beyond 10%.

JPMorgan                                                                      11

Sample Structure Provided for Illustrative Purposes Only

Annual Review Note
Provides a fixed return if markets maintain current levels. Note extends
(e.g., from 1 to 3 years) if markets depreciate

-------------------------------------------------------------------------------
Selected Purchase Considerations
o    Appreciation potential - if the underlying index closing level is greater than or equal to the relevant call level on a review date, your investment will yield a payment per note
o    Potential early exit with appreciation as a result of automatic call feature
o    Limited protection against loss - If the notes are not called and the underlying index level on the relevant measurement date has declined by no more than 20% as compared to the index level on the pricing date, you will be entitled to receive the full principal amount of your notes at maturity.
o    Potential capital gains treatment*
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Selected Risk Considerations
o    Your investment in the notes may result in a loss
o    Limited return on the notes - Your potential gain on the notes will be limited to the call premium applicable for a review date, regardless of the appreciation in the index.
o    No interest or dividend payments or voting rights
o    Certain built-in costs are likely to adversely affect the value of the notes prior to maturity
o    Any liquidity provided at sole discretion of JPMorgan
o    No direct exposure to fluctuations in foreign exchange rates
-------------------------------------------------------------------------------

*This material is distributed with the understanding that JPMorgan is not rendering accounting, legal or tax advice. The notes are complex instruments, and the tax law applicable to them is unclear; you should consult your own tax adviser before investing in the notes. Products may not be suitable for all individual investors and are subject to investment risks.

JPMorgan                                                                      12

Sample Structure Provided for Illustrative Purposes Only

Sample terms for a hypothetical Annual Review Note with 90% initial call level

-------------------------------------------------------------------------------
         Underlying                         Nikkei 225
         Terms                              12-36 months
         Strike in year 1 if not called     90% of the level of the NKY at issuance
         Strike in year 2 if not called     100% of the level of the NKY at issuance
TERMS    Strike in year 3 if not called     100% of the level of the NKY at issuance
         Buffer Zone at maturity            20%
         Currency                           USD
         Annual Fixed Return if called      13.25% (not guaranteed)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Pay-out schedule
12M
If NKY >=Strike 1             Capital + (1 x 13.25%) = 113.25% -- END
If NKY < Strike 1                                              -- 24M

24M
If NKY >=Strike 2             Capital + (1 x 26.50%) = 126.50% -- END
If NKY < Strike 2                                              -- 36M

36M
If NKY >=Strike 3             Capital + (1 x 39.75%) = 139.75% -- END
If NKY < Strike 3                                              -- Table
-------------------------------------------------------------------------------
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                         Ending    Index Appreciation/     Total Return at
                         Index        (Depreciation)        Final Review
                         Level        at Review Date            Date

                         140.00             40%                 39.75%
                         130.00             30%                 39.75%
                         120.00             20%                 39.75%
Current level            110.00             10%                 39.75%
                         100.00              0%                 39.75%
                          90.00            -10%                     0%
                          80.00            -20%                     0%
                          70.00            -30%                 -12.5%
                          60.00            -40%                 -25.0%
                          50.00            -50%                 -37.5%
                          40.00            -60%                 -50.0%
                          30.00            -70%                 -62.5%
                          20.00            -80%                 -75.0%
                          10.00            -90%                 -87.5%
                           0.00           -100%                -100.0%
-------------------------------------------------------------------------------

*Products may not be suitable for all individual investors and are subject to investment risks.

JPMorgan                                                                      13

Sample Structure Provided for Illustrative Purposes Only

Annual Review Note linked to lesser of two indices
Provides a fixed return if markets maintain current levels. Note extends
(e.g., from 1 to 3 years) if markets depreciate

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Selected Purchase Considerations
o    Appreciation potential - if the closing level of the lesser performing of two underlying indices is greater than or equal to the relevant call level on a review date, your investment will yield a payment per note
o    Potential early exit with appreciation as a result of automatic call feature
o    Limited protection against loss - If the notes are not called and the lesser performing underlying index level on the relevant measurement date has declined by no more than 20% as compared to the index level on the pricing date, you will be entitled to receive the full principal amount of your notes at maturity.
o    Potential capital gains treatment*
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Selected Risk Considerations
o    Your investment in the notes may result in a loss
o    Limited return on the notes - Your potential gain on the notes will be limited to the call premium applicable for a review date, regardless of the appreciation in the index.
o    No interest or dividend payments or voting rights
o    Certain built-in costs are likely to adversely affect the value of the notes prior to maturity
o    Any liquidity provided at sole discretion of JPMorgan
o    No direct exposure to fluctuations in foreign exchange rates
-------------------------------------------------------------------------------

*This material is distributed with the understanding that JPMorgan is not rendering accounting, legal or tax advice. The notes are complex instruments, and the tax law applicable to them is unclear; you should consult your own tax adviser before investing in the notes.

Products may not be suitable for all individual investors and are subject to investment risks.

JPMorgan                                                                      14

Sample Structure Provided for Illustrative Purposes Only

Sample terms for a hypothetical Lesser Index Annual Review Note with 90% initial call level

-------------------------------------------------------------------------------
        Underlying                         Dow Jones EURO STOXX 50 & Nikkei 225
        Terms                              12-36 months
        Strike in year 1 if not called     90% of the level of SX5E and NKY at issuance
TERMS   Strike in year 2 if not called     100% of the level of SX5E and NKY at issuance
        Strike in year 3 if not called     100% of the level of SX5E and NKY at issuance
        Buffer Zone at maturity            20%
        Currency                           USD
        Annual Fixed Return if called      13.25% (not guaranteed)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Pay-out schedule
12M
SX5E and NKY >= Strike 1             Capital + (1 x 13.25%) = 113.25%  -- END
Either SX5E or NKY < Strike 1                                          -- 24M

24M
SX5E and NKY >= Strike 2             Capital + (1 x 26.50%) = 126.50%  -- END
Either SX5E or NKY < Strike 2                                          -- 36M

36M
SX5E and NKY >= Strike 3             Capital + (1 x 39.75%) = 139.75%  -- END
Either SX5E or NKY < Strike 3                                          -- TABLE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                         Ending    Index Appreciation/     Total Return at
                         Index        (Depreciation)        Final Review
                         Level        at Review Date            Date

                        140.00              40%                 39.75%
                        130.00              30%                 39.75%
                        120.00              20%                 39.75%
                        110.00              10%                 39.75%
                        100.00               0%                 39.75%
Current level            90.00             -10%                     0%
                         80.00             -20%                     0%
                         70.00             -30%                 -12.5%
                         60.00             -40%                 -25.0%
                         50.00             -50%                 -37.5%
                         40.00             -60%                 -50.0%
                         30.00             -70%                 -62.5%
                         20.00             -80%                 -75.0%
                         10.00             -90%                 -87.5%
                          0.00            -100%                -100.0%
-------------------------------------------------------------------------------

JPMorgan                                                                      15

Sample Structure Provided for Illustrative Purposes Only

Structured strategy: Call Overwrite Investment Notes
Tracks performance of the index
-------------------------------------------------------------------------------
Selected Purchase Considerations
o    Investment exposure to the CBOE S&P 500 Buywrite index
o    Potential capital gains tax treatment*
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Selected Risk Considerations
o    An investment in the notes may result in a loss
o    Limit on monthly growth of the BXM Index
o    Certain built-in costs are likely to adversely affect the value of the notes prior to maturity
o    No interest or dividend payments or voting rights
o    Any liquidity provided at sole discretion of JPMorgan
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Terms
Underlying index                   BXM call overwrite
Fee                                150 bps per annum
Principal protection               0%
Maximum total return               Unlimited
Maturity                           1 year
-------------------------------------------------------------------------------

*This material is distributed with the understanding that JPMorgan is not rendering accounting, legal or tax advice. The notes are complex instruments, and the tax law applicable to them is unclear; you should consult your own tax adviser before investing in the notes.

Products may not be suitable for all individual investors and are subject to investment risks.

-------------------------------------------------------------------------------
Investment payoff at maturity (assuming $100 initial inv.)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
BXM appreciation/                     Call Overwrite Index Note
depreciation at maturity              total return at maturity

    100%                                  98.5%
     90%                                  88.5%
     80%                                  78.5%
     70%                                  68.5%
     60%                                  58.5%
     50%                                  48.5%
     40%                                  38.5%
     30%                                  28.5%
     20%                                  18.5%
     10%                                   8.5%
      0%                                  -1.5%
    -10%                                 -11.5%
    -20%                                 -21.5%
    -30%                                 -31.5%
    -40%                                 -41.5%
    -50%                                 -51.5%
    -90%                                 -91.5%
   -100%                                -100.0%
-------------------------------------------------------------------------------

Payment at Maturity:
o    Payment at maturity will reflect the performance of the underlying index less an annual issuer's fee of 1.5%, which accrues daily over the term of the notes. The principal amount of your note will be fully exposed to any decline in the index
o    You will lose some or all of your investment if the underlying index declines at all or increases by less than approximately 1.5%.

JPMorgan                                                                      16

What is the BXM Call Overwrite Index?

-------------------------------------------------------------------------------
The BXM Index:
o    The CBOE S&P 500 BuyWrite Index (BXM) is a benchmark index designed to track the performance of a hypothetical buy-write strategy on the S&P 500
     (SPX)
o    Every month, one month just-out-of-the-money calls* on the S&P 500 are written covering all the index shares owned
o    The return of the index is the sum of the S&P 500 return, the dividend yield on the S&P 500, and the gain/loss from the option overwrite
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Overall benefit*:
o    May provide attractive returns in flat / cyclical markets
o    Can help manage volatility in a portfolio
-------------------------------------------------------------------------------

*S&P 500 Index call option listed on the CBOE with the closest strike above the last value of the S&P 500 index reported before 11am (ET).
This information is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Products may not be suitable for all individual investors and are subject to investment risks. The notes are complex instruments, and the tax law applicable to them is unclear; you should consult your own tax adviser before investing in the notes.

JPMorgan                                                                      17

Sample Structure Provided for Illustrative Purposes Only

S&P 500 100% Principal protected Note

Combines principal protection with potential upside participation

Selected Purchase Considerations
================================================================================

o    Principal protection at maturity

o    Appreciation  potential subject to a cap: the notes provide the opportunity for exposure to the underlying index, up to a cap, in addition to principal protection at maturity

o    Taxed as debt instruments*

Selected Risk Considerations
================================================================================

o    Return on the notes is limited to the maximum return

o    The notes might not pay more than the principal amount

o    No interest or dividend payments or voting rights

o    Certain  built-in  costs are  likely to  adversely  affect the value of the notes prior to maturity

o    Any liquidity provided at the sole discretion of JPMorgan

Underlying index                S&P 500
Principal protection            100% at maturity
Cap on index                    106.45%
Participation rate              100%
Maximum return                  6.45%
Maturity                        12 months

*This  material  is  distributed  with the  understanding  that  JPMorgan is not rendering  accounting,  legal or tax  advice.  You should  consult  your own tax adviser before investing in the notes.

Products may not be suitable  for all  individual  investors  and are subject to investment risks.

================================================================================

100%  principal  protected  equity-linked  note versus cash  investment in index payoff at maturity (assuming $100 initial inv.)

*At 100% index depreciation your return on the notes will be zero.

     Ending
     Index         Index      Total Return on
     Level         Return         Notes

     150.00         50.00%       12.00%
     140.00         40.00        12.00
     120.00         20.00        12.00
     110.00         10.00        12.00
  106.45          6.45         6.45            Max return
     104.00          4.00        12.00
     103.00          3.00         9.00
     102.50          2.50         7.50
     102.00          2.00         6.00
     100.00          0.00         0.00
      90.00        -10.00         0.00
      80.00        -20.00         0.00
      70.00        -30.00         0.00
      60.00        -40.00         0.00
      50.00        -50.00         0.00
       0.00       -100.00         0.00

Payment at Maturity:

o    At maturity,  you will receive a cash  payment,  for each $1,000  principal amount note, of $1,000 plus the  Additional  Amount,  which may be zero but not more than the Maximum Return.

o    The  Additional  Amount per $1,000  principal  amount note paid at maturity will  equal  $1,000 x the return of the Index Return x the  Participation
     Rate;  provided  that the  Additional  Amount will not be less than zero or greater than the Maximum Return.

JPMorgan                                                                      18

Sample Structure Provided for Illustrative Purposes Only

Lesser of DJ EURO STOXX 50 and Nikkei 225, 100% Principal protected Note

Combines principal protection with potential upside participation

================================================================================
Selected Purchase Considerations

o    Principal protection at maturity

o    Appreciation  potential subject to a cap: the notes provide the opportunity for  leveraged  exposure  to the least  performing  index,  up to a cap, in addition to principal protection at maturity

o    Taxed as debt instruments*

================================================================================
Selected Risk Considerations

o    Appreciation  potential is subject to performance of the lesser  performing index

o    Return on the notes is limited to the maximum return

     The notes might not pay more than the principal amount

o    No interest or dividend payments or voting rights

o    Certain  built-in  costs are  likely to  adversely  affect the value of the notes prior to maturity

o    No direct exposure to fluctuations in foreign exchange rates

o    Any liquidity provided at the sole discretion of JPMorgan

Underlying index                 Lesser of DJ Euro Stoxx 50 and Nikkei 225
Currency USD
Principal protection                    100%
Cap on index                            104.00%
Participation rate                      300%
Maximum return                          12.00%
Maturity                                12 months

*This  material  is  distributed  with the  understanding  that  JPMorgan is not rendering  accounting,  legal or tax  advice.  You should  consult  your own tax adviser before investing in the notes.

Products may not be suitable  for all  individual  investors  and are subject to investment risks.

================================================================================
100%  principal  protected  equity-linked  note versus cash  investment in index payoff at maturity (assuming $100 initial inv.)

*At 100% index depreciation your return on the notes will be zero.

     Ending
     Index       Index   Total Return on
     Level       Return      Notes

     150.00       50.00%    12.00%
     140.00       40.00     12.00
     120.00       20.00     12.00
     110.00       10.00     12.00
     104.00        4.00     12.00        Max return
     103.00        3.00      9.00
     102.50        2.50      7.50
     102.00        2.00      6.00
     100.00        0.00      0.00
     90.00       -10.00      0.00
     80.00       -20.00      0.00
     70.00       -30.00      0.00
     60.00       -40.00      0.00
     50.00       -50.00      0.00
      0.00      -100.00      0.00

Payment at Maturity:

o    At maturity,  you will receive a cash  payment,  for each $1,000  principal amount note, of $1,000 plus the  Additional  Amount,  which may be zero but not more than the Maximum Return.

o    The  Additional  Amount per $1,000  principal  amount note paid at maturity will  equal  $1,000 x the return of the  Lesser  Index x the  Participation
     Rate;  provided  that the  Additional  Amount will not be less than zero or greater than the Maximum Return.

JPMorgan                                                                      19

Certain Risk Considerations

NO  INTEREST OR  DIVIDEND  PAYMENTS OR VOTING  RIGHTS - As a holder of any notes that may be issued by us, you will not receive any  interest  payments,  and you will not have  voting  rights or  rights  to  receive  cash  dividends  or other distributions  or  other  rights  that  holders  of  securities  comprising  the underlying index or basket may have.

CERTAIN  BUILT-IN  COSTS ARE LIKELY TO  ADVERSELY  AFFECT THE VALUE OF THE NOTES
DESCRIBED  ABOVE PRIOR TO  MATURITY - While the  payment at  maturity  described above would be based on the full principal  amount of any notes sold by JPMorgan
Chase & Co., the original  issue price of any notes we issue includes an agent's commission and the cost of hedging our obligations  under such notes through one or more of our affiliates.  As a result,  the price, if any, at which JPMSI will be willing to purchase such notes from you in secondary market transactions,  if at all, will likely be lower than the original issue price and any sale prior to the maturity date could result in a substantial loss to you. The notes described will not be designed to be short-term trading instruments. YOU SHOULD BE WILLING
TO HOLD ANY NOTES THAT WE ULTIMATELY ISSUE TO MATURITY.

POTENTIAL  CONFLICTS  - We  and  our  affiliates  play a  variety  of  roles  in connection with any potential  issuance of the notes described above,  including acting as calculation  agent and hedging our  obligations  under such notes.  In performing  these duties,  the economic  interests of the calculation  agent and other  affiliates of ours would be  potentially  adverse to your interests as an investor in such notes.

LACK OF  LIQUIDITY  - The  notes  described  above  will  not be  listed  on any securities exchange.  There may be no secondary market for such notes, and JPMSI will not be required to purchase notes in the secondary market. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell any notes issued by JPMorgan Chase & Co. easily.  Because other dealers are not  likely to make a  secondary  market  for such  notes,  prices for the notes described  above in any secondary  market are likely to depend on the price,  if any, at which JPMSI is willing to buy such notes.

JPMORGAN  CREDIT  RISK - Because any notes that may be issued by us would be our senior  unsecured  obligations,  payment of any amount at maturity is subject to our ability to pay our obligations as they become due.

MANY  ECONOMIC AND MARKET  FACTORS WILL IMPACT THE VALUE OF THE NOTES  DESCRIBED
ABOVE - In addition to the level of the  underlying  index or basket on any day, the value of any notes that may be issued by us described above will be affected by a number of economic  and market  factors  that may either  offset or magnify each other, including:

o    the expected volatility of the underlying index or basket;

o    the time to maturity of the notes described above;

o    if the  underlying  index or indices are linked to equity  securities,  the dividend rate on the common stocks underlying the index or indices;

o    if the underlying index or indices or basket are linked to commodities, the market price of the physical  commodities upon which the futures  contracts that compose the underlying  index or indices or basket of commodities  are based or the exchange-traded futures contracts on such commodities;

o    interest and yield rates in the market generally;

o    a variety of  economic,  financial,  political,  regulatory,  geographical, agricultural, meteorological or judicial events; and

o    our creditworthiness.

JPMorgan                                                                      20

Important information

This  material is intended to inform you of  products  and  services  offered by
JPMorgan  Private Bank.  "JPMorgan  Private Bank is the marketing  name for the private banking business  conducted by JPMorgan Chase & Co. and its subsidiaries worldwide.  JPMorgan Chase Bank,  N.A. and J.P.  Morgan Trust Company,  N.A. are
members of the FDIC. J.P. Morgan  Securities Inc. (JPMSI) is a member of the New
York Stock  Exchange  and other  national  and  regional  exchanges.  JPMSI (the
"broker-dealer") is a broker-dealer with the National  Association of Securities
Dealers,  Inc. and is a member of SIPC.  In addition,  JPMorgan  Chase & Co. may operate various other broker-dealers or investment advisory entities.

Investment  management  services are provided through JPMorgan Chase Bank, N.A.,
J.P. Morgan Trust Company,  N.A. and their  affiliates.  Brokerage  services are provided through J.P. Morgan Securities Inc. and its brokerage affiliates.

We believe  the  information  contained  in this  material to be  reliable.  The opinions,  estimates,  and  investment  strategies  and views  expressed in this document  constitute  the judgment of our  investment  strategists  dedicated to private  clients,  based on current market  conditions and are subject to change without  notice.  This  material  is not  the  product  of  JPMorgan's  research departments,  and you should not regard it as research or as a research  report.
Opinions  expressed herein may differ from the opinions expressed by other areas of JPMorgan, including research. The investment strategies and views stated here may differ from those expressed for other purposes or in other contexts by other
JPMorgan market  strategists.  Past  performance is not indicative of comparable future  results.  The  investments  discussed  may  fluctuate in price or value.
Investors may get back less than they invested. Changes in rates of exchange may have an adverse effect on the value of investments.

If reference is made to a product or service offered by the broker-dealers,  the obligations and the securities sold, offered or recommended are not deposits and are  not  insured  by  the  FDIC,  the  Federal  Reserve  Board,  or  any  other governmental  agency.  The  broker-dealers  are not banks and are separate legal entities from their bank affiliates.  The obligations of the  broker-dealers are not obligations of their bank or thrift  affiliates  (unless  explicitly  stated
otherwise),  and these  affiliates  are not  responsible  for  securities  sold, offered or recommended by the  broker-dealer.  The foregoing also applies to our other  non-bank,  non-thrift  affiliates.  FDIC  insurance and domestic  deposit preference  are not  applicable  to  deposits or other  obligations  of our bank branches or banking affiliates outside the United States.

The S&P 500 is a capitalization-weighted  index of 500 stocks from a broad range of industries. "S&P 500" is a trademark of Standard and Poor's Corporation.

The Dow Jones EURO STOXX 50(R) Index  consists of 50 component  stocks of market sector  leaders  from  within the  Eurozone.  "Dow  Jones EURO STOXX  50(R)" and
"STOXX(R) are trademarks of STOXX LIMITED.

The Nikkei 225 Index  consists of 225 stocks  listed on the First Section of the
Tokyo Stock Exchange.  It is a price-weighted  average of 225 Japanese companies representing a broad cross-section of Japanese industries.  The Nikkei 225 Index is owned and published by Nihon Keizai Shimbun, Inc.

The CBOE S&P 500  BuyWrite  Index is a  benchmark  index  designed  to track the performance of a hypothetical  buy-write  strategy on the S&P 500 Index. The BXM
Index is a passive  total return  index based on (1) buying the stock  portfolio reflected in the S&P 500(R) Index,  and (2)  "writing"  (or selling) the near-term
S&P 500 Index  "covered"  call  option,  generally  on the third  Friday of each month.  "BXM(SM)"  is  a  trademark  of  the  Chicago  Board  Options  Exchange,
Incorporated.

The views and strategies described herein may not be suitable for all investors.
This material is  distributed  with the  understanding  that it is not rendering accounting,  legal or tax  advice.  Please  consult  your  legal or tax  advisor concerning such matters.

Additional information is available upon request.

(R) 2006 JPMorgan Chase & Co.

JPMorgan                                                                      21